EXHIBIT 5.1

[Weil, Gotshal & Manges LLP letterhead]

November 5, 2004

Verint Systems Inc.

330 South Service Road

Melville, New York 11747

Ladies and Gentlemen:

We have acted as counsel to Verint Systems Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement of the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to 3,000,000 shares of common stock, par value $.001 per share, of the Company (the “Shares”) issuable upon the exercise of options to be granted pursuant to the Company’s 2004 Stock Incentive Compensation Plan (the “Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued under the Plan pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP